Greenberg Traurig, P.A.


                                 August 4, 2000


BarPoint.com, Inc.
One East Broward Boulevard
Fort Lauderdale, Florida  33301


Gentlemen:

         We have acted as counsel to BarPoint.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of Amendment No. 1 to the Company's Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to 5,301,211 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling stockholders of the Company (the "Selling Stockholders") named therein. The Shares were acquired by the Selling Stockholders from the Company in private placement transactions.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Certificate of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the issuance and sale of the Shares; (iii) the Registration Statement and exhibits thereto; and
(iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinions expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and

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BarPoint.com, Inc.
August 4, 2000
Page 2


instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based solely upon and subject to the Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.

                                               Respectfully submitted,

                                               GREENBERG TRAURIG, P.A.



                                               By: /s/ Fern S. Watts
                                                   -----------------
                                                   Fern S. Watts